UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2006
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact name of registrant as specified in its charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

145 Belmont Drive, Somerset, New Jersey, 08873
Address of principal executive offices, including zip code

(732) 271-9090
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 31, 2006, EMCORE Corporation, a New Jersey corporation ("EMCORE"), entered into a membership interest purchase agreement (the "Purchase Agreement") with General Electric Corporation, a New York corporation, acting through the GE Lighting operations of its Consumer and Industrial division ("Purchaser"), pursuant to which EMCORE sold its 49% membership interest (the "EMCORE Membership Interest") in GELcore, LLC, a Delaware limited liability company ("GELcore"), to Purchaser, which prior to the transaction owned the remaining 51% membership interest in GELcore. Pursuant to the terms of the Purchase Agreement, Purchaser paid EMCORE $100.0 million in cash for the EMCORE Membership Interest. The sale was completed on August 31, 2006.

Under the terms of the Purchase Agreement, EMCORE has covenanted not to hire or solicit for hire any then current employee or independent contractor of GELcore or Purchaser's Global Research Center for a period of two years following the closing of the transaction, subject to certain exceptions. EMCORE has also covenanted not to compete in the business of designing, developing, sourcing, manufacturing, or having manufactured or assembling LED products for marketing, distribution or sale in the LED field or the illumination field for a period of three years following the closing of the transaction, provided, that such restriction shall not apply to the business of designing, developing, sourcing, manufacturing or having manufactured products containing one or more LEDs for marketing or sale in the data communications, telecommunication, storage, FTTX or CATV markets for applications in which the products will be used for transmitting video, voice or data through a fiber optic cable or other signal transmitting media and are subject to other exceptions set forth in the Purchase Agreement. EMCORE and Purchaser have each agreed to indemnify the other with respect to certain matters in connection with the Purchase Agreement, subject to certain limitations.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement has been filed herewith to provide investors with information regarding its terms. It is not intended to provide any other factual information about EMCORE, Purchaser or GELcore. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by EMCORE to Purchaser and by Purchaser to EMCORE in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between EMCORE and Purchaser rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about EMCORE, Purchaser or GELcore.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Item 1.01 of this Form 8-K is hereby incorporated by reference in its entirety.

ITEM 8.01. OTHER EVENTS.

On August 31 2006, EMCORE issued a press release announcing the sale of the EMCORE Membership Interest. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated statements of operations of EMCORE for the year ended September 30, 2005 and the nine months ended June 30, 2006 and the unaudited pro forma condensed consolidated balance sheet of EMCORE as of June 30, 2006 are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description
2.1
Membership Interest Purchase Agreement, dated as of August 31, 2006, by and between General Electric Corporation, acting through the GE Lighting operations of its Consumer and Industrial division, and EMCORE Corporation.[1]

99.1	Press Release, dated August 31, 2006, issued by EMCORE Corporation.
99.2	Unaudited Pro Forma Financial Information.

1 The schedules to the Membership Interest Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. EMCORE Corporation will supplementally furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: September 7, 2006	By: /s/ Thomas G. Werthan Name: Thomas G. Werthan Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1
Membership Interest Purchase Agreement, dated as of August 31, 2006, by and between General Electric Corporation, acting through the GE Lighting operations of its Consumer and Industrial division, and EMCORE Corporation.[1]

99.1	Press Release, dated August 31, 2006, issued by EMCORE Corporation.
99.2	Unaudited Pro Forma Financial Information.